Exhibit 10.3

LIMITED LIABILITY COMPANY AGREEMENT
OF
CB OWNER, LLC

This Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of CB OWNER, LLC, a Delaware limited liability company (the “Company”), is entered into by BR/CDP CB VENTURE, LLC, a Delaware limited liability company, as the sole member (the “Member”). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

The Member, by execution of this Agreement, hereby forms the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”), and this Agreement, and the Member hereby agrees as follows:

Section 1.	Name.

The name of the limited liability company formed hereby is CB Owner, LLC.

Section 2.	Principal Business Office.

The principal business office of the Company shall be located at 880 Glenwood Ave SE, Suite H, Atlanta, GA 30316 or such other location as may hereafter be determined by the Member.

Section 3.	Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o Paracorp Incorporated, 2140 S. Dupont Highway, Camden, DE 19934.

Section 4.	Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Paracorp Incorporated, 2140 S. Dupont Highway, Camden, DE 19934.

Section 5.	Member.

The mailing address of the Member is set forth on Schedule B attached hereto. The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.

Section 6.	Certificates.

Michael Rubinger is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Michael Rubinger shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in Georgia and in any other jurisdiction in which the Company may wish to conduct business. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware and the filing of all applicable qualification documents in the State of Georgia, his powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7.	Purposes.

The sole purpose to be conducted or promoted by the Company is to engage in the following activities: (a) to serve as trustee under that certain BR/CDP Cheshire Bridge Trust Agreement dated May 29, 2015 (the “Trust Agreement”); (b) to acquire, own, manage and operate the Property for the benefit of the Beneficiaries (as such term is defined in the Trust Agreement); (c) to enter into and perform its obligations under the Loan Documents; (d) to refinance the Property in connection with a permitted repayment of the Loan; and (e) to transact any lawful business permitted to be transacted by limited liability companies organized under the laws of the State of Delaware that is related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

Section 8.	Powers.

The Company, and the Member on behalf of the Company, (a) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (b) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9.	Management.

The business and affairs of the Company shall be managed by or under the direction of the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 7, the Member has the authority to bind the Company.

Section 10.	Officers.

(a)          Officers. The Company may have such officers, representatives or agents as are appointed from time to time by the Member (the “Officers”). The initial Officers are hereby designated by the Member as listed on Schedule C hereto. The additional or successor Officers shall be chosen by the Member and may consist of a President, a Secretary and a Treasurer. The Member may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Member may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms as shall be determined from time to time by the Member. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Member. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the Member. Any vacancy occurring in any office of the Company shall be filled by the Member.

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(b)          Powers of the Officers. Notwithstanding anything else in this Agreement, the Officers shall have the authority to act on behalf of and bind the Company only to the extent that the Member approves such action in each particular instance. For the sake of clarity and without limiting the foregoing, the Officers shall not have the power and authority to take any action without the specific approval or consent of the Member to take such action.

(c)          President. The President shall be the chief executive officer of the Company, shall be responsible for the general and active management of the business of the Company and, subject to Section 10(b), shall see that all specific orders and resolutions of the Member are carried into effect. When expressly authorized by the Member, the President or any other Officer authorized by the President or the Member shall execute all bonds, mortgages and other contracts, except where required or permitted by law or this Agreement to be otherwise signed and executed.

(d)          Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Member, or in the absence of any designation, then in the order of their election), shall perform the duties of the President expressly authorized by the Member, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. In accordance with Section 10(b), the Vice Presidents, if any, shall perform such other duties and have such other powers as the Member may from time to time prescribe.

(e)          Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall record all the proceedings of the meetings of the Company in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and, subject to Section 10(b), shall perform such other duties as may be prescribed by the Member or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Member (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Member may from time to time prescribe in accordance with Section 10(b).

(f)          Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Member. The Treasurer shall disburse the funds of the Company as may be expressly ordered by the Member, taking proper vouchers for such disbursements, and shall render to the President and to the Member an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Member (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Member may from time to time prescribe in accordance with Section 10(b).

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(g)          Officers as Agents. The Officers, to the extent their powers are vested in them by specific action of the Member not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and the actions of the Officers taken in accordance with such powers shall bind the Company.

(h)          Duties of Officers. Except to the extent otherwise provided herein, each Officer shall have a fiduciary duty of loyalty and care similar to that of officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 11.	Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

Section 12.	Capital Contributions.

The Member has contributed to the Company property listed on Schedule B attached hereto.

Section 13.	Additional Contributions.

The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement.

Section 14.	Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated to the Member.

Section 15.	Distributions.

Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or, until the Loan is paid in full, any provision of the Loan Documents.

Section 16.	Books and Records.

The Officers shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Officers. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

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Section 17.	Other Business.

The Member and any Affiliate of the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others notwithstanding any provision to the contrary at law or in equity. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 18.	Exculpation and Indemnification.

(a)          Neither the Member nor any Officer, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member (collectively, the “Covered Persons”) shall, to the fullest extent permitted by law, be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b)          To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 18 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.

(c)          To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 18.

(d)          A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

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(e)          To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

(f)          The foregoing provisions of this Section 18 shall survive any termination of this Agreement.

Section 19.	Assignments.

Subject to any transfer restrictions contained in the Loan Documents and the Trust Agreement, the Member may assign its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 19, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

Section 20.	Admission of Additional Members.

One or more additional members of the Company may be admitted to the Company with the written consent of the Member. Notwithstanding the foregoing, until the Loan is paid in full, the Company shall only have one member at any time.

Section 21.	Dissolution.

(a)          The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the existence of the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company or the Member in the Company.

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(b)         Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or any additional member shall not cause the Member or additional member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(c)         In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets and property of the Company in an orderly manner), and the assets and property of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(d)         The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 22.	No Third-Party Rights.

Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

Section 23.	Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 24.	Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 25.	Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 26.	Amendments.

This Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member.

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Section 27.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 28.	Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 29.	Effectiveness.

Pursuant to Section 18-201 (d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State on April 1, 2015.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the 29th day of May, 2015.

MEMBER:

BR/CDP CB VENTURE, LLC, a Delaware limited liability company

By:	BR CHESHIRE MEMBER, LLC, a Delaware limited liability company, its co-Manager

	By:	Bluerock Special Opportunity + Income Fund III, LLC, a Delaware limited liability company, its Manager

		By:	BR SOIF III Manager, LLC, a Delaware limited liability company, its Manager

			By:	/s/ Jordan Ruddy
Jordan Ruddy, Authorized Signatory

By:	CB DEVELOPER, LLC, a Georgia limited liability company, its co-Manager

	By:	Catalyst Development Partners II, LLC, its Managing Member

		By:	/s/ Mark Mechlowitz
Mark Mechlowitz, Manager

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SCHEDULE A

Definitions

A.	Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Agreement” means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on April 1, 2015, as amended or amended and restated from time to time.

“Company” means CB Owner, LLC, a Delaware limited liability company.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Lender” means U.S. Bank National Association, and its successors and assigns of the Loan.

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“Loan” has the meaning assigned to that term in the Loan Agreement.

“Loan Agreement” means that certain Construction Loan Agreement dated as of May 29, 2015 by and between Lender and the Company, as amended, restated, supplemented or otherwise modified from time to time.

“Loan Documents” has the meaning assigned to that term in the Loan Agreement.

“Member” means BR/CDP CB Venture, LLC, a Delaware limited liability company, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company.

“Officers” means the officers, representatives or agents appointed from time to time by the Member pursuant to Section 10(a).

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Property” has the meaning assigned to that term in the Loan Agreement.

B.	Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

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SCHEDULE B

Member

Name	Mailing Address	Capital Contribution	Membership Interest

BR/CDP CB Venture, LLC	880 Glenwood Ave SE, Suite H, Atlanta, GA 30316	$100.00	100%

SCHEDULE C

OFFICERS	TITLE

Robert G. Meyer	President
Christopher Vohs	Treasurer
Michael Konig	Secretary
James Babb	Vice President
Jordan Ruddy	Vice President
Mark Mechlowitz	Vice President